Exhibit 15.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 333-256178 and 333-265451) and Form F-3 (No. 333-264200) of Zhihu Inc. of our report dated April 26, 2024 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 20-F.

/s/ PricewaterhouseCoopers Zhong Tian LLP
Beijing, the People’s Republic of China
April 26, 2024